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VIRGINIA COMMERCE BANCORP, INC.

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FOR IMMEDIATE RELEASE:
Virginia Commerce Bancorp, Inc. Reports Strong Second Quarter Earnings and Performance

ARLINGTON, Va., July 24, 2013— Virginia Commerce Bancorp, Inc. (the “Company”), (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the “Bank”), today reported its financial results for the second quarter of 2013.

Second Quarter 2013 Highlights

●
Net Income Available to Common Stockholders and Diluted Earnings per Common Share Increased:  Net income available to common stockholders totaled $7.5 million, or $0.21 per diluted common share, for the second quarter of 2013. This represented a $1.1 million increase, or $0.02 per diluted common share, compared to $6.4 million, or $0.19 per diluted common share for the second quarter of 2012.  Sequentially, net income available to common stockholders increased $1.4 million, or $0.04 per diluted common share, representing a 23.5% increase from $0.17 per diluted common share, for the first quarter of 2013.

●
Adjusted Operating Earnings (a non-GAAP measure) Growth:  Adjusted operating earnings increased to $7.7 million, or $0.22 per diluted common share, for the second quarter of 2013.  This compares to $5.5 million, or $0.16 per diluted common share, for the second quarter of 2012, and $6.4 million, or $0.18 per diluted common share, in the first quarter of 2013.

●	Quarterly Return on Average Assets (ROAA) of 1.05% and Return on Average Equity (ROAE) of 11.68%
●
Asset Quality:  Non-performing assets (“NPAs”) decreased 24.0%, from $60.4 million as of June 30, 2012, to $45.9 million at June 30, 2013, while sequentially increasing $1.1 million, or 2.5%. Total troubled debt restructurings (“TDRs”) declined $16.2 million, or 37.5%, from June 30, 2012, to $26.9 million at June 30, 2013, and declined $7.0 million, or 20.7% from March 31, 2013.

●
Net Interest Margin Stable:  The net interest margin was 3.82% in the second quarter of 2013, compared to 3.80% in the second quarter of 2012.  Sequentially, the net interest margin decreased three basis points from 3.85% in the first quarter of 2013.

●
Capital Strength and Book Value per Common Share: The ratio of tangible common equity (a non-GAAP measure)  improved to 8.95% at June 30, 2013, as compared to 7.79% and 8.80% at June 30, 2012, and March 31, 2013, respectively.  The book value per common share increased from $7.42 at June 30, 2012, to $7.78 at June 30, 2013.  Sequentially, the book value per common share decreased from $7.81 at March 31, 2013.

SUMMARY REVIEW OF FINANCIAL PERFORMANCE

Net Income
For the three months ended June 30, 2013, the Company recorded net income available to common stockholders of $7.5 million, or $0.21 per diluted common share, compared to net income available to common shareholders of $6.4 million, or $0.19 per diluted common share, for the three months ended June 30, 2012. The year-over-year earnings improvement was largely attributable to the Company’s repurchase of all of its TARP preferred stock during the fourth quarter of 2012, and related elimination of a $1.4 million effective quarterly dividend on preferred stock, a $636 thousand decrease in provision for loan losses and a $1.5 million decrease in non-interest expense.  These items were partially offset by a decrease in net interest income of $1.1 million and a $1.2 million decrease in non-interest income.

For the six months ended June 30, 2013, the Company reported net income available to common stockholders of $13.5 million, or $0.38 per diluted common share, compared to net income available to common stockholders of $11.1 million, or $0.33 per diluted common share, for the same period in 2012. The year-to-date earnings improvement from 2012 to 2013 was attributable to the Company’s repurchase of all of its TARP preferred stock during the fourth quarter of 2012, and related elimination of a $2.7 million effective dividend on preferred stock for the first six months of 2013, a $4.8 million decrease in the provision for loan losses and a $499 thousand decrease in non-interest expense, partially offset by a decrease in net interest income of $2.1 million and a $3.6 million decrease in non-interest income.  The Company’s net income available to common stockholders increased sequentially from $6.0 million, or $0.17 per diluted common share, for the first quarter of 2013, primarily due to a decrease of $3.6 million in non-interest expense, partially offset by a $679 thousand increase in provision for loan losses, a $362 thousand decrease in non-interest income and a $1.1 million increase in provision for income taxes.

Adjusted operating earnings (a non-GAAP measure) for the three months ended June 30, 2013, were $7.7 million, or $0.22 per diluted common share, compared to $5.5 million, or $0.16 per diluted common share, for the same period in 2012. The year-over-year earnings improvement was largely attributable to the Company’s repurchase of all of its TARP preferred stock during the fourth quarter of 2012, and related elimination of a $1.4 million effective quarterly dividend on preferred stock for the second quarter of 2013, a $636 thousand decrease in provision for loan losses and a $1.5 million decrease in non-interest expense (which includes $282 thousand of merger-related expenses in the second quarter of 2013).  These items were partially offset by a decrease in net interest income of $1.1 million, and an increase in provision for income taxes of $62 thousand (with a related tax effect adjustment of $501 thousand). On a sequential basis, adjusted operating earnings were up $1.3 million, or $0.04 per diluted common share, for the three months ended June 30, 2013, primarily due to a decrease of $3.6 million in non-interest expense (which includes a sequential reduction in merger-related expenses of $302 thousand),  partially offset by a $679 thousand increase in provision for loan losses, a $362 thousand decrease in non-interest income and a an increase in provision for income taxes of $1.1 million (with a related tax effect adjustment of $(168) thousand).  The Company calculates adjusted operating earnings by excluding impairment loss on investment securities, realized gains and losses on sale of investment securities, merger-related expenses, acceleration of the accretion of the preferred stock discount, and certain other non-recurring items from net income available to common stockholders.

Asset Quality and Provision For Loan Losses
Total non-performing assets and loans 90+ days past due declined from $60.4 million at June 30, 2012, to $47.0 million at June 30, 2013, but, increased $2.0 million sequentially from $45.0 million at March 31, 2013, as a result of the placement of three relationships totaling $8.4 million on non-accrual status, representing previously classified loans which were restructured, but failed to perform under modified terms. This offset other progress in problem asset resolution for the quarter. As a percentage of total assets, non-performing assets decreased from 2.00% at June 30, 2012, to 1.62% at June 30, 2013, and increased from 1.55% at March 31, 2013.  As of June 30, 2013, the allowance for loan losses represented 1.92% of total loans, compared to 1.91% and 2.14%, at March 31, 2013, and June 30, 2012, respectively.  The allowance for loan losses covered 115.3% of total non-performing loans as of June 30, 2013, compared to 118.4% and 100.5%, at March 31, 2013, and June 30, 2012, respectively.

As of June 30, 2013, $13.6 million, or 39.3%, of non-performing loans represented acquisition, development and construction (“ADC”) loans; $8.6 million, or 24.9%, represented non-farm, non-residential loans; $7.2 million, or 21.0%, represented commercial and industrial (“C&I”) loans; and $5.1 million, or 14.8%, represented loans on one-to-four family residential properties.  As of June 30, 2013, specific reserves of $16.4 million have been established for non-performing loans and other loans determined to be impaired.  The Company continues to pursue an aggressive campaign to reduce non-performing and other impaired loans and is implementing and executing various disposition strategies on an ongoing basis. These strategies are dependent upon project completion, permitting, satisfaction of contract contingencies and other factors and in a number of cases represent situations which require longer timeframes to obtain optimal principal recovery.

Included in the loan portfolio at June 30, 2013, are loans classified as troubled debt restructurings (“TDRs”), totaling $26.9 million, a 37.5% decrease from $43.1 million at June 30, 2012. Sequentially, TDRs decreased $7.0 million from $33.9 million at March 31, 2013, as a result of the previously mentioned restructured loans being placed on non-accrual status. TDRs are performing, accruing loans that represent relationships for which a modification to the contractual interest rate or repayment structure has been granted to address a financial hardship.  A significant portion of TDRs were performing prior to modification.  These loans make up 1.3% of the total loan portfolio at June 30, 2013, and represent $6.9 million in ADC loans, $15.5 million in non-farm, non-residential real estate loans, $2.5 million in C&I loans and $2.0 million in one-to-four family residential loans.  At June 30, 2013, 37.0% of the Company’s TDRs were reviewable TDRs and 63.0% were permanent TDRs.   Reviewable TDRs are loans that have been restructured at or will return to a market rate of interest and can include a temporary interest rate modification, partial deferral of interest or principal, or an extension of term. They can return to performing status upon six months of on-time payments following the return to a market rate of interest, but only in the fiscal year following the year of restructure. Permanent TDRs are loans that have been restructured and include a permanent interest rate reduction.  They remain in a TDR status until the loan is paid off.

Classified loans were $147.3 million for the quarter ended June 30, 2013, a $42.0 million decrease from $189.3 million at June 30, 2012.  Sequentially, classified loans decreased $13.0 million from $160.3 million at March 31, 2013.  The quarterly decrease was largely due to the payoff of $12.3 million in classified loans, the upgrade of $3.2 million in classified loans, the transfer of $2.1 million to other real estate owned and $4.0 million in charge-offs, partially offset by new additions to classified loans totaling $10.8 million.

Provision for loan losses was $2.5 million for the quarter ended June 30, 2013, down $636 thousand, or 20.1%, compared to $3.2 million in the same period in 2012.  Net charge-offs were $3.4 million for the three months ended June 30, 2013, compared to $2.6 million and $1.9 million for the quarters ended March 31, 2013, and June 30, 2012, respectively.  For the six months ended June 30, 2013, provision for loan losses totaled $4.4 million, compared to $9.2 million for the prior-year period, with 2013 year-to-date net charge-offs amounting to $6.0 million, compared to $11.3 million in the first half of 2012. The decrease  in the allowance for loan losses as a percentage of total loans from June 30, 2012, to June 30, 2013, is due to charge-offs incurred during 2013 being primarily supported by specific reserves in the allowance for loan losses. As a result, the second quarter analysis of the adequacy of the loan loss reserve indicated that loan loss provisioning of $2.5 million was sufficient to maintain appropriate coverage. The $1.5 million increase in net charge-offs for the three months ended June 30, 2013, compared to the same period in 2012, was primarily due to net charge-offs in the real-estate construction portfolio increasing $1.5 million, from $299 thousand in the second quarter of 2012, to $1.8 million in the second quarter of 2013.

Net Interest Income and Net Interest Margin
Net interest income was $25.8 million for the second quarter of 2013 and declined $1.1 million, or 4.2%, from the same quarter last year.  The net interest margin increased 2 basis points from 3.80% in the second quarter of 2012, to 3.82% for the same period in 2013.  On a sequential basis, the net interest margin was down 3 basis points from 3.85% in the first quarter of 2013.  The year-over-year increase in the second quarter net interest margin was due to an improvement in the mix of interest-earning assets and interest-bearing deposits, with a reduction in interest-bearing deposit rates partially offset by lower average yield on loans.  Interest and dividend income decreased $2.6 million on average total interest-earnings assets of $2.75 billion for the three months ended June 30, 2013, compared to interest and dividend income generated by average total interest-earnings assets of $2.89 billion for the same period in 2012.  The decline in interest income is mostly attributable to lower yielding average loans being generated in the current low interest rate environment and the repricing of adjustable rate average loans in the portfolio to lower yields. The average rate earned on total interest-earning assets was 4.58% for the second quarter of 2013, as compared to 4.74% for the second quarter 2012, and 4.65% for the first quarter 2013.  Interest expense decreased $1.5 million to $5.2 million generated on an average total interest-bearing liability balance of $2.15 billion for the quarter ended June 30, 2013, from $6.7 million generated on an average total interest-bearing liability balance of $2.30 billion for the same period in 2012. The decline in interest expense is mostly attributable to a series of interest rate reductions on interest-bearing deposit products and the continued repricing and run-off of higher cost deposits in the time deposit portfolio. The average rate paid on total interest-bearing liabilities was 0.98% for the second quarter of 2013, as compared to 1.18% for the second quarter 2012, and 1.01% for the first quarter of 2013.

Non-Interest Income
For the three months ended June 30, 2013, the Company recognized $2.2 million in non-interest income, compared to non-interest income of $3.4 million for the three months ended June 30, 2012, and $2.6 million in the sequential quarter.  Included in the second quarter 2012 non-interest income was a gain on sale of investment securities of $1.3 million, while the second quarter of 2013 did not include a gain or loss on sale of investment securities.  The Company recognized non-interest income of $4.8 million for the six months ended June 30, 2013, compared to non-interest income of $8.4 million for the same period in 2012.  For the six months ended June 30, 2012, non-interest income included a gain on sale of investment securities of $3.9 million, while non-interest income for the six months ended June 30, 2013, did not include a gain or loss on sale of investment securities.

Fees and net gains on loans held-for-sale decreased in the second quarter 2013, on a year-over-year basis, by $155 thousand, or 18.7%, and on a sequential quarter basis decreased by $347 thousand, or 34.0%. The decrease can be primarily attributed to lower volume of mortgage loans originated for sale in the secondary market, which was driven by higher interest rates on mortgage products during the second quarter of 2013.  For the six months ended June 30, 2013, fees and net gains on loans held-for-sale decreased $134 thousand, or 7.3%, compared to the six months ended June 30, 2012. Income generated by  bank-owned life insurance increased $252 thousand and $498 thousand for the three months ended June 30, 2013, and six months ended June 30, 2013, respectively, compared to the same periods in the prior year. The increase can be attributed to $30.0 million in bank-owned life insurance assets purchased during the second half of 2012 that have contributed to earnings during the first two quarters of 2013.

Non-Interest Expense

Non-interest expense decreased $1.5 million, or 9.8%, from $15.5 million in the second quarter of 2012, to $14.0 million in the second quarter of 2013.  Sequentially, non-interest expense decreased $3.6 million, or 20.5%, from $17.6 million for the first quarter in 2013.  The year-over-year decrease was primarily related to a decrease of $526 thousand in salaries and employee benefits, a decrease of $343 thousand on other real estate owned losses and expenses, a decrease of $318 thousand in FDIC insurance premiums, a $572 thousand decrease in other operating expense, partially offset by $282 thousand in merger-related expenses.  The sequential decrease was primarily related to a decrease of $1.5 million in salaries and employee benefits, a decrease of $656 thousand in other real estate owned losses and expenses, $302 thousand less in merger-related expenses and $1.0 million less in other operating expenses.

Investment Securities
Investment securities decreased $84.0 million, or 14.8%, year-over-year to $482.7 million at June 30, 2013, and were down $12.4 million sequentially from March 31, 2013. There was no gain on sale of investment securities during the second quarter 2013. During the second quarter of 2012, the Company sold $67.9 million of investment securities resulting in a $1.3 million realized gain on sale of investment securities.  The investment portfolio contains two pooled trust preferred investment securities with a book value of $5.1 million, and a market value of $779 thousand at June 30, 2013, for which the Company performs a quarterly analysis to determine whether any other-than-temporary impairment exists.  The analysis includes stress tests on the underlying collateral and cash flow estimates based on the current and projected future levels of deferrals, defaults, and prepayments within each pool. There was no recorded impairment loss for the three or six months ended June 30, 2013 and June 30, 2012.

Loans
Loans, net of allowance for loan losses, decreased $36.2 million, or 1.7% year-over-year.  Non-farm, non-residential real estate loans decreased $22.9 million, or 2.0%; multifamily real estate loans decreased $14.7 million, or 17.5%; C&I loans decreased $8.7 million, or 3.4%; ADC loans decreased $3.9 million, or 1.5%; while one-to-four family residential loans increased $6.6 million or 1.6%; and farmland loans increased $2.5 million or 70.2%, from June 30, 2012, to June 30, 2013.  Sequentially, loans, net of allowance for loan losses, decreased $57.4 million, or 2.7%.  The sequential decrease in loans was attributable to a $25.7 million decrease in ADC loans, a $24.2 million decrease in non-farm, non-residential loans, a $10.4 million decrease in multi-family residential loans and a $7.5 million decrease in C&I loans, which were partially offset by an $11.1 million increase in one-to-four family residential loans.  The decrease in most loan categories was primarily a result of a combination of the refinance or sale of a few large commercial and residential real estate projects; the impact of sequestration on the level of borrowing by government contracting sector borrowers; and problem loan.

Deposits
Total deposits at June 30, 2013, were $2.18 billion, a decrease of $72.1 million, or 3.2%, compared to June 30, 2012, with demand deposits increasing $82.1 million, or 21.4%, savings and interest-bearing demand deposits decreasing $51.5 million, or 4.3%, and time deposits decreasing $102.7 million, or 15.1%. As of June 30, 2013, non-interest bearing demand deposits represented 21.4% of total deposits, compared to 17.0% at June 30, 2012.  On a linked quarter basis, deposits decreased $7.4 million, or 0.3%, with demand deposits increasing by $45.2 million, or 10.8%, savings and interest-bearing demand accounts decreasing $28.8 million, or 2.5%, and time deposits decreasing by $23.8 million, or 4.0%. The reduction in time deposits has been intentional, resulting from a series of interest rate reductions that continued throughout 2012 and into the first quarter of 2013. As a result of deposit rate decreases and an improving deposit mix, the cost of total interest-bearing deposits and total deposits declined from 0.95% and 0.81% for the quarter ended June 30, 2012 and 0.80% and 0.65% for the quarter ended March 31, 2013, to 0.77% and 0.62% for the quarter ended June 30, 2013, respectively.

Capital Levels and Stockholders’ Equity
Stockholders’ equity decreased $49.5 million, or 16.3%, from $303.3 million at June 30, 2012, to $253.8 million at June 30, 2013, with a $68.1 million decline from the repayment of TARP preferred stock and a $11.3 million decrease in other comprehensive income, partially offset by net income available to common stockholders of $24.9 million over the twelve-month period and $5.1 million in proceeds and tax benefits related to the exercise of warrants and options.  As a result of these changes, the Company’s Tier 1 capital ratio decreased from 15.74% at June 30, 2012, to 14.36% at June 30, 2013, and its total qualifying capital ratio decreased from 17.00% to 15.62% over the same period.  Sequentially, the Company’s Tier 1 and total qualifying capital ratios are up 69 and 70 basis points, respectively, attributable to net income available to common stockholders of $7.5 million in the second quarter of 2013.  The Company’s tangible common equity ratio increased from 7.79% at June 30, 2012, and 8.80% at March 31, 2013, to 8.95% at June 30, 2013.  The 116 basis point increase in tangible common equity ratio from June 30, 2012, to June 30, 2013, is primarily due to $24.9 million in retained net income available to common stockholders for the twelve months ended June 30, 2013. Sequentially, the 15 basis point increase in tangible common equity ratio is primarily related to $7.5 million in retained net income available to common stockholders for the second quarter of 2013 and a decrease of $47.2 million in total tangible assets during the second quarter of 2013, partially offset by a decrease of $8.3 million in other comprehensive income.  The decrease in other comprehensive income is directly related to the decline in the fair market value of  investment securities in the second quarter of 2013, resulting from the rise in long-term interest rates and suppressed securities prices in the bond market.

ABOUT VIRGINIA COMMERCE BANCORP, INC.
Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank, a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through twenty-eight branch offices, one residential mortgage office and one wealth management services office, principally to individuals and small-to-medium size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

On January 29, 2013, the Company signed a definitive merger agreement to be acquired by United Bankshares, Inc.  For more information about this merger, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2013, the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2013, and the registration statement filed by United Bankshares, Inc. with the SEC on Form S-4 on May 29, 2013 (and all subsequent amendments thereof).

NON-GAAP PRESENTATIONS
The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP”.  However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted operating earnings is a non-GAAP financial measure that reflects net income available to common stockholders excluding impairment loss on investment securities, realized gains and losses on sale of investment securities, merger-related expenses and certain other non-recurring items. These excluded items are difficult to predict and we believe that adjusted operating earnings provides the Company and investors with a valuable measure of the Company’s operational performance and a valuable tool to evaluate the Company’s financial results. Calculation of adjusted operating earnings for the three months ended June 30, 2013, June 30, 2012, and March 31, 2013, is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,
(Dollars in thousands)	2013	2012	2013

Net Income Available to Common Stockholders	$7,463	$6,357	$6,036
Adjustments to net income available to common stockholders:
Realized gain on sale of investment securities	--	(1,328)	--
Merger-related expenses	282	--	584
Net tax effect adjustment	(36)	465	(204)

Adjusted Operating Earnings	$7,709	$5,494	$6,416

Earnings per common share-diluted	$0.21	$0.19	$0.17
Adjustments to earnings per common share-diluted
Realized gain on sale of investment securities, net tax affect	--	$(0.03)	--
Merger-related expenses, net tax affect	$0.01	--	$0.01

Adjusted operating earnings per common share-diluted	$0.22	$0.16	$0.18

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing non-interest expense excluding merger-related expenses, by the sum of net interest income on a tax equivalent basis, and non-interest income excluding realized gains and losses on sale of investment securities, merger-related expenses and certain other non-recurring items.  We believe that this measure provides investors with important information about our operating efficiency.  Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently. Calculation of the adjusted efficiency ratio for the three and six months ended June 30, 2013, and 2012, is as follows:

(Dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Summary Operating Results:
Non-interest expense	$14,038	$15,557	$31,685	$32,184
Merger-related expenses	282	--	866	--
Adjusted non-interest expense	$13,756	$15,557	$30,819	$32,184

Net interest income	$25,792	$26,917	$51,586	$53,696

Non-interest income	2,196	3,421	4,754	8,370
Gain on sale of investment securities	--	(1,328)	--	(3,920)
Adjusted non-interest income	$2,196	$2,093	$4,754	$4,450

Total net interest income and non-interest income, adjusted (1)	$27,988	$29,010	$56,340	$58,146

Efficiency Ratio, adjusted	48.5%	53.0%	54.0%	54.7%

(1)
Tax Equivalent Income of $28,341 for the three months ended June 30, 2013, and $57,049 for the six months ended June 30, 2013.  Tax Equivalent Income of $29,376 for the three months ended June 30, 2012, and $58,878 for the six months ended June 30, 2012.

The tangible common equity ratio is a non-GAAP financial measure representing the ratio of tangible common equity to tangible assets.  Tangible common equity and tangible assets are non-GAAP financial measures derived from GAAP-based amounts.  We calculate tangible common equity for the Company by excluding the balance of intangible assets and outstanding preferred stock issued to the U.S. Treasury from total stockholders’ equity.  We calculate tangible assets by excluding the balance of intangible assets from total assets. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not substitutes for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.  Calculation of the Company’s tangible common equity ratio as of June 30, 2013, June 30, 2012, March 31, 2013 and December 31, 2012 is as follows:

(Dollars in thousands)	As of June 30,		March 31,	December 31,
	2013	2012	2013	2012
Tangible common equity:
Total stockholders’ equity	$253,764	$303,294	$253,803	$245,309

Less:
Outstanding TARP senior preferred stock	--	68,146	--	--
Intangible assets	--	--	--	--
Tangible common equity	$253,764	$235,148	$253,803	$245,309

Total tangible assets	$2,836,235	$3,017,276	$2,883,388	$2,823,692

Tangible common equity ratio	8.95%	7.79%	8.80%	8.69%

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies, including but not limited to potential benefits and impacts of a merger between the Company and United Bankshares, Inc., our outlook on earnings, including our future net interest margin, and statements regarding asset quality, our loan and investment security portfolios, our deposit portfolio and anticipated changes to our deposit costs and balances, projected growth, capital position, capital strategies, our plans regarding and expected future levels of our non-performing assets, business opportunities in our market and other strategic initiatives or transactions, and general economic conditions.  When we use words such as “may”, “will”, “anticipates”, “believes”, “expects”, “plans”, “estimates”, “potential”, “continue”, “should”, and similar words or phrases, you should consider them as identifying forward-looking statements.  These forward-looking statements are not guarantees of future performance.  These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this release and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. For additional information regarding factors that could affect the Company's operations and results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed with and furnished to the Securities and Exchange Commission, and the registration statement filed by United Bankshares, Inc. with the SEC on Form S-4 on May 29, 2013 (and all subsequent amendments thereof).

Additional Information About the Merger and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the pending merger between United Bankshares, Inc. (“United”) and the Company (the “Company”), United has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of the Company and a preliminary proxy statement and preliminary prospectus of United. The registration statement has not yet become effective. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and United at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company by accessing the Company’s website at www.vcbonline.com under the tab “About VCB,” then under the heading “Investor Relations.” You will also be able to obtain these documents, free of charge, from United’s website at www.ubsi-inc.com under the tab “Investor Relations.”

United, the Company and their respective directors, executive officers, and certain other members of management and employees of United, the Company and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Merger. Information about the directors and executive officers of United is set forth in United’s proxy statement filed with the SEC on April 3, 2013. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement filed with the SEC on March 22, 2013. Additional information regarding the interests of such participants is included in the joint proxy statement/prospectus, and will be included in the final version of the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

For further information contact:

Virginia Commerce Bancorp, Inc.
Mark S. Merrill
Chief Financial Officer
(703) 633-6120
mmerrill@vcbonline.com

Virginia Commerce Bancorp, Inc.
Financial Highlights
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Summary Financial Results:
Interest and dividend income	$31,029	$33,643	-7.8%	$62,231	$67,648	-8.0%
Interest expense	5,237	6,726	-22.1%	10,645	13,952	-23.7%
Net interest income	25,792	26,917	-4.2%	51,586	53,696	-3.9%
Provision for loan losses	2,526	3,162	-20.1%	4,373	9,156	-52.2%
Non-interest income	2,196	3,421	-35.8%	4,754	8,370	-43.2%
Non-interest expense	14,038	15,557	-9.8%	31,685	32,184	-1.6%
Income before income taxes	11,424	11,619	-1.7%	20,282	20,726	-2.1%
Net income	$7,463	$7,720	-3.3%	$13,499	$13,862	-2.6%
Effective dividend on preferred stock	--	1,363	-100.0%	--	2,726	-100.0%
Net income available to common stockholders	$7,463	$6,357	17.4%	$13,499	$11,136	21.2%

Performance Ratios:
Return on average assets	1.05%	1.04%		0.95%	0.94%
Return on average equity	11.68%	10.28%		10.78%	9.41%
Net interest margin	3.82%	3.80%		3.83%	3.80%
Efficiency ratio, adjusted	48.54%	53.0%		54.02%	54.7%

Per Share Data:
Earnings per common share-basic	$0.23	$0.20	15.0%	$0.42	$0.35	20.0%
Earnings per common share-diluted	$0.21	$0.19	10.5%	$0.38	$0.33	15.2%
Average number of shares outstanding:
Basic	32,602,261	31,811,390		32,519,880	31,657,370
Diluted	35,349,885	33,637,832		35,248,725	33,592,767

		As of June 30,		As of
	2013	2012	% Change	03/31/13	% Change
Selected Balance Sheet Data:
Loans, net of allowance for loan losses	$2,095,391	$2,131,572	-1.7%	$2,152,816	-2.7%
Investment securities	482,727	566,688	-14.8%	495,086	-2.5%
Assets	2,836,235	3,017,276	-6.0%	2,883,388	-1.6%
Deposits	2,179,557	2,251,692	-3.2%	2,186,932	-0.3%
Stockholders’ equity	253,764	303,294	-16.3%	253,803	--
Book value per common share	$7.78	$7.42	4.9%	$7.81	-0.4%

Capital Ratios (% of risk weighted assets):
Tier 1 capital:
Company	14.36%	15.74%		13.67%
Bank	13.85%	15.20%		13.15%
Total qualifying capital:
Company	15.62%	17.00%		14.92%
Bank	15.11%	16.46%		14.41%
Tier 1 leverage:
Company	11.40%	12.25%		11.06%
Bank	11.03%	11.91%		10.69%
Tangible common equity:
Company	8.95%	7.79%		8.80%

(Dollars in thousands)	As of June 30,		As of
	2013	2012	3/31/2013	12/31/12

Asset Quality:
Non-performing assets:
Non-accrual loans:
Commercial	$7,249	$2,540	$3,136	$3,317
Real estate-one-to-four family residential:
Permanent first and second	2,884	5,500	2,263	3,606
Home equity loans and lines	2,230	3,480	2,379	2,498
Total real estate-one-to-four family residential	$5,114	$8,980	$4,642	$6,104
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	5,302	3,504	2,561	1,791
Non-owner-occupied	3,309	2,079	4,030	3,864
Total real estate-non-farm, non-residential	$8,611	$5,583	$6,591	$5,655
Real estate-construction:
Residential	4,628	12,379	7,615	16,976
Commercial	8,978	16,859	13,185	5,860
Total real estate-construction	$13,606	$29,238	$20,800	$22,836
Consumer	16	18	16	17
Total non-accrual loans	$34,596	$46,359	$35,185	$37,929
OREO	11,290	14,018	9,562	12,302
Total non-performing assets	$45,886	$60,377	$44,747	$50,231

Loans 90+ days past due and still accruing:
Commercial	$--	$45	$232	$--
Real estate-one-to-four family residential:
Permanent first and second	1,074	--	--	--
Home equity loans and lines	--	--	--	--
Total real estate-one-to-four family residential	$1,074	$--	$--	$--
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	--	--	--	--
Non-owner-occupied	--	--	--	--
Total real estate-non-farm, non-residential	$--	$--	$--	$--
Real estate-construction
Residential	--	--	--	--
Commercial	--	--	--	--
Total real estate-construction:	$--	$--	$--	$--
Consumer	--	--	22	--
Total loans 90+ days past due and still accruing	$1,074	$45	$254	$--

Total non-performing assets and past due loans	$46,960	$60,422	$45,001	$50,231

Troubled debt restructurings	$26,890	$43,054	$33,926	$43,448

Non-performing assets
to total loans:	2.14%	2.77%	2.04%	2.29%
to total assets:	1.62%	2.00%	1.55%	1.78%
Non-performing assets and past due loans
to total loans:	2.19%	2.77%	2.05%	2.29%
to total assets:	1.66%	2.00%	1.56%	1.78%
Allowance for loan losses to total loans	1.92%	2.14%	1.91%	1.95%
Allowance for loan losses to non-performing loans	115.31%	100.49%	118.43%	112.77%

Total allowance for loan losses	$41,131	$46,632	$41,970	$42,773

(Dollars in thousands)	As of June 30,		As of
	2013	2012	3/31/13	12/31/12

Loans 30 to 89 days past due and still accruing
Commercial	$8,165	$2,099	$6,918	$366
Real estate-one-to-four family residential:
Permanent first and second	3,817	4,149	4,416	2,089
Home equity loans and lines	198	249	34	223
Total real estate-one-to-four family residential	$4,015	$4,398	$4,450	$2,312
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	2,094	349	1,914	1,688
Non-owner-occupied	1,572	2,979	550	1,661
Total real estate-non-farm, non-residential	$3,666	$3,328	$2,464	$3,349
Real estate-construction:
Residential	530	--	--	--
Commercial	--	--	2,138	--
Total real estate-construction:	$530	$--	$2,138	$--
Consumer	3	17	96	39
Farmland	--	--	--	--
Total loans 30 to 89 days past due	$16,379	$9,842	$16,066	$6,066

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012

Net charge-offs
Commercial	$247	$207	$702	$4,874
Real estate-one-to-four family residential:
Permanent first and second	$127	$842	$76	$715
Home equity loans and lines	257	449	231	787
Total real estate-one-to-four family residential	$384	$1,291	$307	$1,502
Real estate-multi-family residential	--	(118)	--	(118)
Real estate-non-farm, non-residential:
Owner-occupied	$(2)	$174	$108	$221
Non-owner-occupied	967	3	957	635
Total real estate-non-farm, non-residential	$965	$177	$1,065	$856
Real estate-construction:
Residential	$(300)	(89)	$426	3,397
Commercial	2,053	388	3,501	488
Total real estate-construction	$1,753	$299	$3,927	$3,885
Consumer	16	45	14	254
Farmland	--	--	--	--
Total net charge-offs	$3,365	$1,901	$6,015	$11,253
Net charge-offs to average loans outstanding	0.15%	0.09%	0.27%	0.52%

Total provision for loan losses	$2,526	$3,162	$4,373	$9,156

Classes of total loans by risk rating as of June 30, 2013, are summarized as follows (dollars in thousands):

Internal Risk Rating Grades	Pass	Watch	Special Mention	Substandard	Doubtful	Total Loans

Commercial	$180,358	$24,555	$10,389	$30,830	$1,790	$247,922
Real estate-one-to-four family residential:
Permanent first and second	252,596	9,390	14,671	20,416	111	297,184
Home equity loans and lines	101,633	2,875	1,541	3,729	1,489	111,267
Total real estate-one-to-four family residential	$354,229	$12,265	$16,212	$24,145	$1,600	$408,451
Real estate-multi-family residential	64,416	5,026	--	--	--	69,442
Real estate-non-farm, non-residential:
Owner-occupied	364,632	46,316	34,076	18,797	--	463,821
Non-owner-occupied	492,768	115,700	20,863	39,625	--	668,956
Total real estate-non-farm, non-residential	$857,400	$162,016	$54,939	$58,422	$--	$1,132,777
Real estate-construction:
Residential	124,428	13,330	19,179	6,732	--	163,669
Commercial	36,520	10,701	32,503	23,611	--	103,335
Total real estate-construction	$160,948	$24,031	$51,682	$30,343	$--	$267,004
Consumer	8,503	192	172	149	--	9,016
Farmland	2,350	3,732	--	--	--	6,082
Total	$1,628,204	$231,817	$133,394	$143,889	$3,390	$2,140,694

Classes of total loans by risk rating as of June 30, 2012, are summarized as follows (dollars in thousands):

Internal Risk Rating Grades	Pass	Watch	Special Mention	Substandard	Doubtful	Total Loans

Commercial	$188,952	$29,560	$11,729	$24,563	$1,810	$256,614
Real estate-one-to-four family residential:
Permanent first and second	228,273	14,069	10,285	25,141	114	277,882
Home equity loans and lines	110,765	2,851	2,119	5,978	2,240	123,953
Total real estate-one-to-four family residential	$339,038	$16,920	$12,404	$31,119	$2,354	$401,835
Real estate-multi-family residential	80,717	3,460	--	--	--	84,177
Real estate-non-farm, non-residential:
Owner-occupied	367,535	62,369	25,067	16,490	--	471,461
Non-owner-occupied	510,605	102,602	26,174	44,792	--	684,173
Total real estate-non-farm, non-residential	$878,140	$164,971	$51,241	$61,282	$--	$1,155,634
Real estate-construction:
Residential	75,605	22,476	19,807	29,176	--	147,064
Commercial	40,181	18,090	26,702	38,903	--	123,876
Total real estate-construction	$115,786	$40,566	$46,509	$68,079	$--	$270,940
Consumer	8,093	307	165	73	--	8,638
Farmland	3,415	158	--	--	--	3,573
Total	$1,614,141	$255,942	$122,048	$185,116	$4,164	$2,181,411

Classes of total loans by risk rating as of March 31, 2013, are summarized as follows (dollars in thousands):

Internal Risk Rating Grades	Pass	Watch	Special Mention	Substandard	Doubtful	Total Loans

Commercial	$179,904	$35,203	$10,099	$28,429	$1,817	$255,452
Real estate-one-to-four family residential:
Permanent first and second	237,871	15,057	13,539	17,331	112	283,910
Home equity loans and lines	103,277	2,711	1,874	4,048	1,538	113,448
Total real estate-one-to-four family residential	$341,148	$17,768	$15,413	$21,379	$1,650	$397,358
Real estate-multi-family residential	74,742	5,053	--	--	--	79,795
Real estate-non-farm, non-residential:
Owner-occupied	386,845	47,226	35,505	19,995	--	489,571
Non-owner-occupied	484,330	112,387	27,724	43,014	--	667,455
Total real estate-non-farm, non-residential	$871,175	$159,613	$63,229	$63,009	$--	$1,157,026
Real estate-construction:
Residential	116,566	16,847	19,677	10,568	--	163,658
Commercial	45,236	18,409	32,163	33,268	--	129,076
Total real estate-construction	$161,802	$35,256	$51,840	$43,836	$--	$292,734
Consumer	9,861	201	155	187	--	10,404
Farmland	2,208	3,887	--	--	--	6,095
Total	$1,640,840	$256,981	$140,736	$156,840	$3,467	$2,198,864

Classes of total loans by risk rating as of December 31, 2012, are summarized as follows (dollars in thousands):

Internal Risk Rating Grades	Pass	Watch	Special Mention	Substandard	Doubtful	Total Loans

Commercial	$202,088	$25,048	$11,976	$19,822	$2,073	$261,007
Real estate-one-to-four family residential:
Permanent first and second	235,672	15,585	12,233	19,038	112	282,640
Home equity loans and lines	106,872	2,724	1,871	4,165	1,543	117,175
Total real estate-one-to-four family residential	$342,544	$18,309	$14,104	$23,203	$1,655	$399,815
Real estate-multi-family residential	73,317	5,080	--	--	--	78,397
Real estate-non-farm, non-residential:
Owner-occupied	384,923	46,123	35,675	19,757	--	486,478
Non-owner-occupied	488,415	108,868	30,094	41,378	--	668,755
Total real estate-non-farm, non-residential	$873,338	$154,991	$65,769	$61,135	$--	$1,155,233
Real estate-construction:
Residential	104,835	17,651	20,720	26,771	--	169,977
Commercial	41,336	18,645	26,281	25,800	--	112,062
Total real estate-construction	$146,171	$36,296	$47,001	$52,571	$--	$282,039
Consumer	7,744	208	219	95	--	8,266
Farmland	1,000	3,888	--	--	--	4,888
Total	$1,646,202	$243,820	$139,069	$156,826	$3,728	$2,189,645

Troubled Debt Restructurings (TDRs) - By Loan Type
As of June 30, 2013	Reviewable TDRs			Permanent TDRs			Total TDRs
(Dollars in thousands)	# of Loans	Balance	As % of Balance	# of Loans	Balance	As % of Balance	# of Loans	Balance	As % of Balance
Loan Type:
Commercial	--	$--	0.0%	2	$2,480	14.7%	2	$2,480	9.2%
Real estate-one-to-four family residential:
Permanent first and second	6	$2,043	20.5%	--	$--	0.0%	6	$2,043	7.6%
Home equity loans and lines	--	--	0.0%	--	--	0.0%	--	--	0.0%
Total real estate-one-to-four family residential	6	$2,043	20.5%	--	$--	0.0%	6	$2,043	7.6%
Real estate-multi-family residential	--	--	0.0%	--	--	0.0%	--	--	0.0%
Real estate-non-farm, non-residential:
Owner-occupied	3	$7,127	71.5%	--	$--	0.0%	3	$7,127	26.5%
Non-owner-occupied	1	793	8.0%	4	7,556	44.6%	5	8,349	31.1%
Total real estate-non-farm, non-residential	4	$7,920	79.5%	4	$7,556	44.6%	8	$15,476	57.6%
Real estate-construction:
Residential-owner-occupied	--	$--	0.0%	--	$--	0.0%	--	$--	0.0%
Residential-builder	--	--	0.0%	--	--	0.0%	--	--	0.0%
Commercial	--	--	0.0%	3	6,891	40.7%	3	6,891	25.6%
Total real estate-construction	--	$--	0.0%	3	$6,891	40.7%	3	$6,891	25.6%
Consumer	--	--	0.0%	--	--	0.0%	--	--	0.0%
Farmland	--	--	0.0%	--	--	0.0%	--	--	0.0%
Total	10	$9,963	100.0%	9	$16,927	100.0%	19	$26,890	100.0%

Troubled Debt Restructurings (TDRs) - By Quarterly Review / Maturity Date
As of June 30, 2013	Reviewable TDRs			Permanent TDRs			Total TDRs
(Dollars in thousands)	# of Loans	Balance	As % of Balance	# of Loans	Balance	As % of Balance	# of Loans	Balance	As % of Balance
Review / Maturity by Quarter:
2013
2nd Quarter	--	$--	0.0%	1	$465	2.7%	1	$465	1.7%
3rd Quarter	4	1,267	12.7%	2	3,634	21.5%	6	4,901	18.2%
4th Quarter	1	793	8.0%	--	--	0.0%	1	793	3.0%
Total 2013:	5	$2,060	20.7%	3	$4,099	24.2%	8	$6,159	22.9%
2014
1st Quarter	1	$112	1.1%	--	$--	0.0%	1	$112	0.4%
2nd Quarter	--	--	0.0%	1	1,026	6.0%	1	1,026	3.8%
3rd Quarter	2	6,771	68.0%	1	5,579	33.0%	3	12,350	45.9%
4th Quarter	--	--	0.0%	1	5,400	31.9%	1	5,400	20.1%
Total 2014:	3	$6,883	69.1%	3	$12,005	70.9%	6	$18,888	70.2%
2015 & beyond	2	1,020	10.2%	3	823	4.9%	5	1,843	6.9%
Total Loans	10	$9,963	100.0%	9	$16,927	100.0%	19	$26,890	100.0%

Troubled Debt Restructurings (TDRs) -
Migration by Quarter
As of June 30, 2013
(Dollars in thousands)
	4/1/09 to 6/30/09	7/1/09 to 9/30/09	10/1/09 to 12/31/09	1/1/10 to 3/31/10	4/1/10 to 6/30/10	7/1/10 to 9/30/10	10/1/10 to 12/31/10	1/1/11 to 3/31/11	4/1/11 to 6/30/11
Period Beginning Balance	--	$33,309	$37,425	$71,885	$80,993	$96,976	$105,617	$102,996	$91,876

Additions:
New Loans Added	$33,309	$5,226	$37,663	$23,477	$21,720	$12,698	$12,377	$3,188	$116
Loan Advances	--	974	348	219	472	220	531	486	197
Subtotal Additions:	$33,309	$6,200	$38,011	$23,696	$22,192	$12,918	$12,908	$3,674	$313

Deductions:
Sales Proceeds	--	$944	$1,783	$1,218	$761	--	$125	$367	$126
Payments	--	317	174	50	1,202	1,138	433	1,989	1,715
Reviews	--	--	229	75	3,714	2,468	--	5,731	640
Upgrades	--	--	--	--	--	--	11,000	--	--
Partial C/Os w/Continuing TDRs	--	--	--	--	--	--	--	5,656	3,000
Charge-offs w/Loans Sold or Settled	--	--	56	--	--	--	--	251	--
Transfer to NPA	--	823	1,309	13,245	532	671	3,971	800	5,638
Subtotal Deductions:	--	$2,084	$3,551	$14,588	$6,209	$4,277	$15,529	$14,794	$11,119

Net Increase / (Decrease)	$33,309	$4,116	$34,460	$9,108	$15,983	$8,641	$ (2,621)	$ (11,120)	$(10,806)

% Increase / (Decrease) from Preceding Period		12.4%	92.1%	12.7%	19.7%	8.9%	(2.5%)	(10.8%)	(11.8%)

Period Ended Balance	$33,309	$37,425	$71,885	$80,993	$96,976	$105,617	$102,996	$91,876	$81,070

	7/1/11 to 9/30/11	10/1/11 to 12/31/11	1/1/12 to 3/31/12	4/1/12 to 6/30/12	7/1/12 to 9/30/12	10/1/12 to 12/31/12	1/1/13 to 3/31/13	4/1/13 to 6/30/13	TOTAL
Period Beginning Balance	$81,070	$71,686	$52,264	$42,426	$43,054	$44,892	$43,448	$33,926

Additions:
New Loans Added	$984	$753	$541	$1,345	$8,804	$6,771	$231	$1,063	$170,266
Loan Advances	53	40	236	186	46	65	--	--	4,073
Subtotal Additions:	$1,037	$793	$777	$1,531	$8,850	$6,836	$231	$1,063	$174,339

Deductions:
Sales Proceeds	$4,597	$6,168	$5,098	$247	$531	$3,904	$--	$46	$25,915
Payments	532	990	226	158	785	72	64	28	9,873
Reviews	4,292	10,111	3,888	498	1,465	635	9,689	663	44,098
Upgrades	--	--	--	--	--	3392	--	--	14,392
Partial C/Os w/Continuing TDRs	--	--	--	--	2,587	0	--	--	11,243
Charge-offs w/Loans Sold or Settled	--	2,946	604	--	--	0	--	27	3,884
Transfer to NPA	1,000	--	799	--	1,644	277	--	7,335	38,044
Subtotal Deductions:	$10,421	$20,215	$10,615	$903	$7,012	$8,280	$9,753	$8,099	$147,449

Net Increase / (Decrease)	$(9,384)	$(19,422)	$(9,838)	$628	$1,838	$(1,444)	$(9,522)	$(7,036)

% Increase / (Decrease) from Preceding Period	(11.6%)	(27.1%)	(18.8%)	1.5%	4.3%	(3.20%)	(21.9%)	(20.7%)

Period Ended Balance	$71,686	$52,264	$42,426	$43,054	$44,892	$43,448	$33,926	$26,890	$26,890

(Dollars in thousands)	As of June 30,			As of
	2013	2012	% Change	3/31/13	% Change

Loan Portfolio:
Commercial	$247,922	$256,614	-3.4%	$255,452	-3.0%
Real estate-one to four family residential:
Permanent first and second	297,184	277,882	6.9%	283,910	4.7%
Home equity loans and lines	111,267	123,953	-10.2%	113,448	-1.9%
Total real estate-one-to-four family residential	$408,451	$401,835	1.6%	$397,358	2.8%
Real estate-multifamily residential	69,442	84,177	-17.5%	79,795	-13.0%
Real estate-non-farm, non-residential:
Owner-occupied	463,821	471,461	-1.6%	489,571	-5.3%
Non-owner-occupied	668,956	684,173	-2.2%	667,455	0.2%
Total real estate-non-farm, non-residential	$1,132,777	$1,155,634	-2.0%	$1,157,026	-2.1%
Real estate-construction:
Residential	163,669	147,064	11.3%	163,658	0.0%
Commercial	103,335	123,876	-16.6%	129,076	-19.9%
Total real estate-construction:	$267,004	$270,940	-1.5%	$292,734	-8.8%
Consumer	9,016	8,638	4.4%	10,404	-13.3%
Farmland	6,082	3,573	70.2%	6,095	-0.2%
Total loans	$2,140,694	$2,181,411	-1.9%	$2,198,864	-2.7%
Less unearned income	4,172	3,207	30.1%	4,078	2.3%
Less allowance for loan losses	41,131	46,632	-11.8%	41,970	-2.0%
Loans, net	$2,095,391	$2,131,572	-1.7%	$2,152,816	-2.7%

(Dollars in thousands)	As of June 30, 2013
Residential, Acquisition, Development and Construction By County/Jurisdiction of Origination:	Total Outstandings	Percentage of Total	Non-accrual Loans	Non-accruals as a % of Outstandings	Net charge-offs as a % of Outstandings
District of Columbia	$1,160	0.7%	$325	0.2%	--
Montgomery, MD	--	--	--	--	--
Prince Georges, MD	7,399	4.5%	129	0.1%	--
Other Counties in MD	4,443	2.7%	3,050	1.9%	--
Arlington/Alexandria, VA	33,076	20.2%	661	0.4%	0.4%
Fairfax, VA	33,788	20.7%	--	--	--
Culpeper/Fauquier, VA	9,681	5.9%	200	0.1%	--
Frederick, VA	--	--	--	--	--
Henrico, VA	955	0.6%	--	--	--
Loudoun, VA	14,292	8.7%	263	0.1%	--
Prince William, VA	34,572	21.1%	--	--	--
Spotsylvania, VA	365	0.2%	--	--	--
Stafford, VA	19,884	12.2%	--	--	--
Other Counties in VA	1,779	1.1%	--	--	-0.1%
Outside VA, D.C. & MD	2,275	1.4%	--	--	--
	$163,669	100.0%	$4,628	2.8%	0.4%

(Dollars in thousands)	As of June 30, 2013
Commercial, Acquisition, Development and Construction By County/Jurisdiction of Origination:	Total Outstandings	Percentage of Total	Non-accrual Loans	Non-accruals as a % of Outstandings	Net charge-offs as a % of Outstandings
District of Columbia	$402	0.4%	$--	--	--
Montgomery, MD	1,999	1.9%	--	--	--
Prince Georges, MD	6,343	6.1%	--	--	--
Other Counties in MD	2,057	2.0%	--	--	--
Arlington/Alexandria, VA	495	0.5%	495	0.5%	--
Fairfax, VA	6,870	6.7%	--	--	0.2%
Culpeper/Fauquier, VA	1,111	1.1%	1,111	1.1%	1.1%
Frederick, VA	2,000	1.9%	--	--	--
Henrico, VA	--	--	--	--	--
Loudoun, VA	13,984	13.5%	--	--	--
Prince William, VA	37,791	36.6%	--	--	--
Spotsylvania, VA	1,610	1.6%	--	--	--
Stafford, VA	23,296	22.5%	6,537	6.3%	2.1%
Other Counties in VA	5,377	5.2%	835	0.8%	--
Outside VA, D.C. & MD	--	--	--	--	--
	$103,335	100.0%	$8,978	8.7%	3.4%

(Dollars in thousands)	As of June 30, 2013
Non-Farm/Non-Residential By County/Jurisdiction of Origination:	Total Outstandings	Percentage of Total	Non-accrual Loans	Non-accruals as a % of Outstandings	Net charge-offs as a % of Outstandings
District of Columbia	$79,095	7.0%	$--	--	--
Montgomery, MD	18,566	1.6%	1,706	0.2%	--
Prince Georges, MD	70,798	6.3%	--	--	--
Other Counties in MD	45,786	4.0%	--	--	--
Arlington/Alexandria, VA	168,082	14.8%	910	0.1%	--
Fairfax, VA	270,978	23.9%	719	0.1%	0.1%
Culpeper/Fauquier, VA	4,839	0.4%	1,603	0.1%	--
Frederick, VA	7,609	0.7%	--	--	--
Henrico, VA	21,407	1.9%	--	--	--
Loudoun, VA	128,633	11.4%	3,673	0.3%	--
Prince William, VA	196,490	17.3%	--	--	--
Spotsylvania, VA	21,527	1.9%	--	--	--
Stafford, VA	24,654	2.2%	--	--	--
Other Counties in VA	65,457	5.8%	--	--	--
Outside VA, D.C. & MD	8,856	0.8%	--	--	--
	$1,132,777	100.0%	$8,611	0.8%	0.1%

Of this total of $1.13 billion in non-farm/non-residential real estate loans, approximately $58.7 million will mature in 2013, $137.2 million in 2014 and $69.6 million in 2015.

	As of June 30,			As of
(Dollars in thousands)	2013	2012	% Change	3/31/13	% Change

Investment Securities (at book value):
Available-for-sale (AFS):
U.S. government treasury obligations	$--	$19,999	-100%	$--	--
U.S. government agency obligations	387,269	448,297	-13.6%	$393,959	-1.7%
Pooled trust preferred securities	779	556	40.1%	364	114.0%
Obligations of states and political subdivisions	94,679	97,836	-3.2%	100,763	-6.0%
Total Investment Securities	$482,727	$566,688	-14.8%	$495,086	-2.5%

Virginia Commerce Bancorp, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
 (Unaudited)

	As of June 30,		As of December 31,
	2013	2012	2012
Assets
Cash and due from banks	$28,804	$57,653	$49,531
Investment securities, AFS	482,727	566,688	493,424
Restricted stocks, at cost	10,253	11,272	10,147
Interest bearing deposits in other banks	99,000	152,129	1,000
Loans held-for-sale	7,848	12,851	15,195
Loans, net of allowance for loan losses of $41,131, $46,632 and $42,773	2,095,391	2,131,572	2,142,872
Bank premises and equipment, net	9,199	10,646	10,072
Accrued interest receivable	8,620	9,334	8,563
Other real estate owned, net of valuation allowance of $4,228, $6,571 and $6,374	11,290	14,018	12,302
Bank owned life insurance	45,000	14,126	44,393
Other assets	38,103	36,987	36,193
Total assets	$2,836,235	$3,017,276	$2,823,692
Liabilities and Stockholders’ Equity
Deposits
Demand deposits	$465,805	$383,714	$416,091
Savings and interest-bearing demand deposits	1,134,584	1,186,107	1,200,397
Time deposits	579,168	681,871	628,904
Total deposits	$2,179,557	$2,251,692	$2,245,392
Securities sold under agreement to repurchase	301,620	364,568	250,718
Other borrowed funds	25,000	25,000	7,000
Trust preferred capital notes	66,955	66,698	66,827
Accrued interest payable	2,653	2,079	1,885
Other liabilities	6,686	3,945	6,561
Total liabilities	$2,582,471	$2,713,982	$2,578,383
Stockholders’ Equity
Preferred stock, net of discount, $1.00 par value per share, 1,000,000 shares authorized, Series A; $1,000 stated value; 71,000 issued and outstanding	$--	$68,146	$--
Common stock, $1.00 par value per share, 50,000,000 shares authorized, issued and outstanding June 2013, 32,623,439 including 189,546 in unvested restricted stock issued; June 2012, 31,812,914 including 113,717 in unvested restricted stock issued; December 2012, 31,920,756 including 110,215 in unvested restricted stock issued	32,434	31,699	31,811
Surplus	122,055	117,721	118,508
Warrants	8,520	8,520	8,520
Retained earnings	96,986	72,135	83,487
Accumulated other comprehensive income (loss), net	(6,231)	5,073	2,983
Total stockholders’ equity	$253,764	$303,294	$245,309
Total liabilities and stockholders’ equity	$2,836,235	$3,017,276	$2,823,692

Virginia Commerce Bancorp, Inc.
 Consolidated Statements of Operations
(Dollars in thousands except per share data)
 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Interest and dividend income:
Interest and fees on loans	$28,381	$30,427	$56,896	$61,048
Interest and dividends on investment securities:
Taxable	1,932	2,452	3,900	5,096
Tax-exempt	561	586	1,128	1,174
Dividends on restricted stocks	114	104	227	205
Interest on deposits in other banks	41	74	80	125
Total interest and dividend income	$31,029	$33,643	$62,231	$67,648
Interest expense:
Deposits	$3,340	$4,465	$6,863	$9,407
Securities sold under agreement to repurchase
and federal funds purchased	926	1,014	1,841	2,051
Other borrowed funds	18	268	34	537
Trust preferred capital notes	953	979	1,907	1,957
Total interest expense	$5,237	$6,726	$10,645	$13,952
Net interest income	$25,792	$26,917	$51,586	$53,696
Provision for loan losses	2,526	3,162	4,373	9,156
Net interest income after provision for loan losses	$23,266	$23,755	$47,213	$44,540
Non-interest income:
Service charges and other fees	$906	$875	$1,836	$1,756
Non-deposit investment services commissions	245	242	527	494
Fees and net gains on loans held-for-sale	675	830	1,697	1,831
Gain on sale of investment securities	--	1,328	--	3,920
Bank owned life insurance	306	54	607	109
Other	64	92	87	260
Total non-interest income	$2,196	$3,421	$4,754	$8,370
Non-interest expense:
Salaries and employee benefits	$6,713	$7,239	$14,891	$15,024
Occupancy expense	2,303	2,341	4,724	4,762
FDIC insurance premiums	515	833	1,032	1,828
Loss on other real estate owned	535	881	1,783	1,707
Other real estate owned expenses	265	262	473	580
Franchise tax expense	747	750	1,495	1,500
Data processing expense	674	675	1,399	1,328
Merger-related expenses	282	--	866	--
Other operating expense	2,004	2,576	5,022	5,455
Total non-interest expense	$14,038	$15,557	$31,685	$32,184
Income before taxes	$11,424	$11,619	$20,282	$20,726
Provision for income taxes	3,961	3,899	6,783	6,864
Net income	$7,463	$7,720	$13,499	$13,862
Effective dividend on preferred stock	--	1,363	--	2,726
Net income available to common stockholders	$7,463	$6,357	$13,499	$11,136
Earnings per common share, basic	$0.23	$0.20	$0.42	$0.35
Earnings per common share, diluted	$0.21	$0.19	$0.38	$0.33

Virginia Commerce Bancorp, Inc.
Consolidated Average Balances, Yields, and Rates
Three Months Ended June 30,
(Unaudited)

		2013			2012
(Dollars in thousands)	Average Balance	Interest Income-Expense	Average Yields /Rates	Average Balance	Interest Income-Expense	Average Yields /Rates
Assets
Investment securities (1)	$493,605	$2,493	2.23%	$589,230	$3,038	2.24%
Restricted stock	10,253	114	4.46%	11,272	104	3.73%
Loans, net of unearned income (2)	2,186,123	28,381	5.22%	2,165,893	30,427	5.66%
Interest-bearing deposits in other banks	56,674	41	0.29%	120,593	74	0.25%
Total interest-earning assets	$2,746,655	$31,029	4.58%	$2,886,988	$33,643	4.74%
Other assets	102,635			76,126
Total Assets	$2,849,290			$2,963,114

Liabilities and Stockholders’ Equity
Interest-bearing deposits:
NOW accounts	$433,802	$315	0.29%	$354,559	$318	0.36%
Money market accounts	225,500	171	0.30%	222,898	221	0.40%
Savings accounts	483,068	365	0.30%	602,095	644	0.43%
Time deposits	591,283	2,489	1.69%	706,106	3,282	1.87%
Total interest-bearing deposits	$1,733,653	$3,340	0.77%	$1,885,658	$4,465	0.95%
Securities sold under agreement to repurchase and federal funds purchased(3)	323,005	926	1.15%	320,100	1,014	1.27%
Other borrowed funds	25,000	18	0.28%	25,000	268	4.25%
Trust preferred capital notes	66,921	953	5.63%	66,660	979	5.80%
Total interest-bearing liabilities	$2,148,579	$5,237	0.98%	$2,297,418	$6,726	1.18%
Demand deposits and other liabilities	444,487			364,622
Total liabilities	$2,593,066			$2,662,040
Stockholders’ equity	256,224			301,074
Total liabilities and stockholders’ equity	$2,849,290			$2,963,114
Interest rate spread			3.60%			3.56%
Net interest income and margin		$25,792	3.82%		$26,917	3.80%

(1)
Yields on investment securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those investment securities, which are reflected as a component of stockholders’ equity. Average yields on investment securities are stated on a tax equivalent basis, using a 35% rate.

(2)
Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.3 million and $1.5 million for the three months ended June 30, 2013 and 2012, respectively.

(3)
The securities sold under agreement to repurchase related to customers had an average balance of $248.0 million at an average rate of 0.13% for the three months ended June 30, 2013, and $245.1 million at an average rate of  0.28% for the same period 2012.  Also, included are wholesale agreements with an average balance of $75.0 million at an average rate of 4.51% for the three months ended June 30, 2013, and $75.0 million at an average rate of 4.52% for the same period for 2012.

Virginia Commerce Bancorp, Inc.
Consolidated Average Balances, Yields, and Rates
Six Months Ended June 30,
(Unaudited)

		2013			2012
(Dollars in thousands)	Average Balance	Interest Income-Expense	Average Yields /Rates	Average Balance	Interest Income-Expense	Average Yields /Rates
Assets
Investment securities (1)	$493,626	$5,028	2.26%	$597,137	$6,270	2.28%
Restricted stock	10,653	227	4.30%	11,246	205	3.68%
Loans, net of unearned income (2)	2,190,309	56,896	5.25%	2,170,454	61,048	5.67%
Interest-bearing deposits in other banks	55,472	80	0.29%	98,489	125	0.26%
Total interest-earning assets	$2,750,060	$62,231	4.62%	$2,877,326	$67,648	4.78%
Other assets	102,162			76,593
Total Assets	$2,852,222			$2,953,919

Liabilities and Stockholders’ Equity
Interest-bearing deposits:
NOW accounts	$437,664	$646	0.30%	$340,775	$615	0.36%
Money market accounts	222,674	332	0.30%	219,417	456	0.42%
Savings accounts	494,482	746	0.30%	615,197	1,416	0.46%
Time deposits	601,976	5,139	1.72%	733,425	6,920	1.90%
Total interest-bearing deposits	$1,756,796	$6,863	0.79%	$1,908,814	$9,407	0.99%
Securities sold under agreement to repurchase and federal funds purchased(3)	303,696	1,841	1.22%	299,951	2,051	1.38%
Other borrowed funds	27,260	34	0.25%	25,000	537	4.25%
Trust preferred capital notes	66,889	1,907	5.67%	66,631	1,957	5.81%
Total interest-bearing liabilities	$2,154,641	$10,645	1.00%	$2,300,396	$13,952	1.22%
Demand deposits and other liabilities	445,065			357,426
Total liabilities	$2,599,706			$2,657,822
Stockholders’ equity	252,516			296,097
Total liabilities and stockholders’ equity	$2,852,222			$2,953,919
Interest rate spread			3.62%			3.56%
Net interest income and margin		$51,586	3.83%		$53,696	3.80%

(1)
Yields on investment securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those investment securities, which are reflected as a component of stockholders’ equity. Average yields on investment securities are stated on a tax equivalent basis, using a 35% rate.

(2)
Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $2.6 million and $2.7 million for the six months ended June 30, 2013 and 2012, respectively.

(3)
The  sold under agreement to repurchase related to customers had an average balance of $228.7 million at an average rate of 0.14% for the six months ended June 30, 2013, and $225.0 million at an average rate of  0.33% for the same period 2012.  Also, included are wholesale agreements with an average balance of $75.0 million at an average rate of 4.51% for the six months ended June 30, 2013, and $75.0 million at an average rate of 4.52% for the same period for 2012.